EXHIBIT 23.2

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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to (1) the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 8, 2001, included in Avnet Inc.'s Current Report on Form 8-K bearing cover date of June 8, 2001, (2) the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 7, 2000 (except with respect to the stock split discussed in Note 1, as to which the date is September 18, 2000), included in Amendment No. 1 to Avnet Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000, (3) the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 25, 1999, on the consolidated financial statements of Marshall Industries, which report is included in Avnet, Inc.'s Current Report on Form 8-K bearing cover date of October 20, 1999 and (4) all references to our firm included in this Registration Statement.



Phoenix, Arizona                                        /s/ARTHUR ANDERSEN LLP
June 8, 2001